UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — March 24, 2009

ASSURED GUARANTY LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32141	98-0429991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Assured Guaranty Ltd.

30 Woodbourne Avenue

Hamilton HM 08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 299-9375

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

On March 24, 2009, ACE Bermuda Insurance Ltd., (“ACE”) entered into a voting agreement with the Company.  This agreement provides that in the event the Common Shares of the Company owned by ACE at any time after the Company consummates its acquisition of substantially all of the capital stock of Financial Security Assurance Holdings Ltd. represent more than 9.5% of the total number of outstanding Common Shares of the Company entitled to vote in an election of directors, the voting rights with respect to such Common Shares owned by ACE shall be reduced so that the voting rights with respect to all such Common Shares will constitute less than 9.5% of the voting power of all issued and outstanding Common Shares of the Company. The Company’s Board of Directors shall apply the principles set forth in Bye-laws 49-53 of the Company’s Bye-laws in making such adjustments. For the avoidance of doubt, in applying these provisions, a share may carry a fraction of a vote. ACE  has agreed to provide such information as the Company’s Board of Directors may reasonably request for the purpose of making the adjustments required under  this voting agreement.

The voting agreement is filed herewith as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Voting Agreement dated as of March 24, 2009 between Assured Guaranty Ltd. and ACE Bermuda Insurance Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURED GUARANTY LTD.

	By:	/s/ James M. Michener
James M. Michener
General Counsel
DATE: March 30, 2009

Exhibit Index

Exhibit Number	Description

10.1	Voting Agreement, dated as of March 24, 2009 between Assured Guaranty Ltd. and ACE Bermuda Insurance Ltd.	Furnished herewith